Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Investor Relations 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Vice President, Global Communications & Corporate Responsibility 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM unveils plan to more than double adjusted earnings per share and free cash flow from FY’20 to FY’24

LOS ANGELES (February 16, 2021) — AECOM (NYSE:ACM), the world’s premier infrastructure consulting firm, will host a virtual Investor Day today at noon Eastern Time.

Key Themes of the Event

•	A growth strategy that is focused on capitalizing on existing strengths as the leading transportation, water and environment consulting firm to best advise clients who are increasingly investing to address critical ESG and sustainability priorities.

•	New organization structure to complement a strong growth-oriented leadership team and a strategy that is focused on growing advisory, program management and digital consulting practices to leverage the Company’s strengths and to address clients’ most complex and challenging projects.

•	Technology and innovation deployed at scale to transform how the Company works and delivers, leveraging its leadership position to accelerate design efficiencies and to increase quality and value for clients.

Key Financial Highlights and Targets

•	Commitment to outgrow the industry organically by executing the Company’s growth plan.

•	Setting a target to achieve a 15%+ segment adjusted[1] operating income margin[2] by fiscal 2024.

•	Continued focus on investing in growth and innovation to support organic growth, and leveraging a culture of continuous improvement to ensure even more efficient delivery and higher margins.

•	More than doubling adjusted[1] EPS and free cash flow[3] from fiscal 2020 to fiscal 2024, including greater than $4.30 of adjusted EPS and greater than $680 million of free cash flow in fiscal 2024.

•	Deliver $2.5 billion of cumulative free cash flow[3] from fiscal 2021 to fiscal 2024, supported by a reiterated expectation to convert 75% of adjusted[1] EBITDA[5] to attributable, unlevered free cash flow on a normalized basis[4].

•	Returning substantially all cash and free cash flow to investors through stock repurchases to enhance value created by the Company’s strategy.

•	Increasing the Company’s long-term aspirational segment adjusted[1] operating margin[2] target to 17% as the organization challenges what is possible for the Professional Services business.

“We are as focused as ever on accelerating revenue growth and delivering against our new financial targets,” said Troy Rudd, AECOM’s chief executive officer. “Our leadership team is committed to advancing our growth strategy by prioritizing investments in the best markets and opportunities, driving collaboration across our global platform and leading in key markets with strong demand drivers, such as our clients’ growing focus on ESG, sustainability and decarbonization. It bears repeating, we are the number one environment consulting firm, number one transportation design firm, number one facilities design firm, and we hold many top water and green design rankings. We have an enviable position from which to operate and we are focused on capitalizing on these advantages to set the new standard of excellence in the Professional Services industry.”

“Today we are making a substantial commitment to further our margin ambitions and deliver substantial per share earnings and free cash flow growth,” said Gaurav Kapoor, AECOM’s chief financial officer. “We are proud of our accomplishments to date, but we are most energized by the growth strategy we are unveiling at today’s event and what it means for shareholder valuation creation over time.”

AECOM reiterated its financial guidance for fiscal 2021 that includes an expectation for adjusted1 EPS of between $2.60 and $2.80 and adjusted1 EBITDA5 of between $790 million and $830 million, which would reflect 26% and 9% year-over-year growth, respectively, at the mid-point of the ranges. The Company also continues to expect free cash flow3 of between $425 million and $625 million in fiscal 2021.

A live webcast of the event and a replay will be available online at https://investors.aecom.com.

1 Excludes the impact of non-operating items, such as non-core operating losses and transaction-related expenses, restructuring costs and other items. See Regulation G Information for a complete reconciliation of non-GAAP measures to the comparable GAAP measures.

2 Reflects segment operating performance, excluding AECOM Capital.

3 Free cash flow is defined as cash flow from operations less capital expenditures, net of proceeds from equipment disposals.

4 Unlevered free cash flow is derived by adding back after-tax adjusted interest expense at a 25% tax rate and is after distributions to non-controlling interests. Normalized unlevered free cash flow excludes unusual events, such as transformational restructuring and other factors that may impact free cash flow.

5 Net income before interest expense, tax expense, depreciation, and amortization.

About AECOM

AECOM (NYSE: ACM) is the world’s premier infrastructure consulting firm, delivering professional services throughout the project lifecycle – from planning, design and engineering to program and construction management. On projects spanning transportation, buildings, water, energy and the environment, our public- and private-sector clients trust us to solve their most complex challenges. Our teams are driven by a common purpose to deliver a better world through our unrivaled technical expertise and innovation, a culture of equity, diversity and inclusion, and a commitment to environmental, social and governance priorities. AECOM is a Fortune 500 firm and its Professional Services business had revenue of $13.2 billion in fiscal year 2020. See how we deliver what others can only imagine at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, coronavirus impacts, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; impacts caused by the coronavirus and the related economic instability and market volatility, including the reaction of governments to the coronavirus, including any prolonged period of travel, commercial or other similar restrictions, the delay in commencement, or temporary or permanent halting of construction, infrastructure or other projects, requirements that we remove our employees or personnel from the field for their protection, and delays or reductions in planned initiatives by our governmental or commercial clients or potential clients; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; high leverage and potential inability to service our debt and guarantees; exposure to Brexit; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the Power transaction and other recent acquisitions and divestitures, including the risk that the expected benefits of such transactions or any contingent purchase price will not be realized within the expected time frame, in full or at all; the risk that costs of restructuring transactions and other costs incurred in connection with recent acquisitions and divestitures will exceed our estimates or otherwise adversely affect our business or operations; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA and adjusted EPS to exclude the impact of non-operating items, such as amortization expense, taxes and non-core operating losses to aid investors in better understanding our core performance results. We use free cash flow to represent the cash generated after capital expenditures to maintain our business.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release.

When we provide our long term projections for adjusted EPS and free cash flow on a forward-looking basis for fiscal year 2024, the closest corresponding GAAP measure and a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally is not available without unreasonable effort due to the length, high variability, complexity and low visibility associated with the non-GAAP expectation projected against the multi-year forecast which could significantly impact the GAAP measure.

FY21 GAAP EPS Guidance based on Adjusted EPS Guidance

(all figures approximate)	Fiscal Year End 2021
GAAP EPS Guidance	$2.30 to $2.50
Adjusted EPS excludes:
Amortization of intangible assets	$0.13
Amortization of deferred financing fees	$0.03
Restructuring	$0.26
Tax effect of the above items	($0.12)
Adjusted EPS Guidance	$2.60 to $2.80

FY21 GAAP Net Income Attributable to AECOM from Continuing Operations Guidance based on
Adjusted EBITDA Guidance

(in millions, all figures approximate)	Fiscal Year End 2021
GAAP net income attributable to AECOM from continuing operations guidance	$346 to $376
Adjusted net income attributable to AECOM from continuing operations excludes:
Amortization of intangible assets	$20
Amortization of deferred financing fees	$5
Restructuring*	$40
Tax effect of the above items	($19)
Adjusted net income attributable to AECOM from continuing operations	$392 to $422
Adjusted EBITDA excludes:
Adjusted interest expense, net	$109
Depreciation	$132
Income tax expense, including tax effect of above items	$157 to $167
Adjusted EBITDA Guidance	$790 to $830

*Calculated based on the mid-point of AECOM’s fiscal year 2021 guidance.

Reconciliation of FY21 Operating Cash Flow Guidance to Free Cash Flow Guidance

(in millions, all figures approximate)	Fiscal Year End 2021
Operating Cash Flow Guidance	$535 to $735
Capital expenditures, net of proceeds from equipment disposals	($110)
Free Cash Flow Guidance	$425 to $625

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